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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NETWORK SYSTEMS CORPORATION
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               (Name of Registrant as Specified In Its Charter)

                          NETWORK SYSTEMS CORPORATION
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[X]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:                               $105,746.28

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     (2) Form, Schedule or Registration Statement No.:            33-55343

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     (3) Filing Party:                      STORAGE TECHNOLOGY CORPORATION

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     (4) Date Filed:                                     September 2, 1994

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Notes:



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         DISCUSSION POINTS FOR NETWORK SYSTEMS' DIRECTORS AND OFFICERS
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           IN CONNECTION WITH THE NETWORK SYSTEMS/STORAGETEK MERGER
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The following material is being used by directors and officers of Network
Systems for solicitation purposes.

1. THE BOARD OF DIRECTORS OF NETWORK SYSTEMS STRONGLY BELIEVES THAT THE MERGER WITH STORAGETEK IS A WIN-WIN FOR BOTH COMPANIES.

    * THE BOARD OF NETWORK SYSTEMS BELIEVES THE TWO COMPANIES WOULD ACHIEVE SIGNIFICANT STRATEGIC AND OPERATING SYNERGIES BY COMBINING RESOURCES, PROVIDING ACCESS TO EACH OTHER'S LOYAL CUSTOMER BASES AND REALIZING ECONOMIES OF SALE. The combined company would be the largest in the internetworking marketplace with revenues in the neighborhood of $2 billion and would be better equipped to take advantage of the high-growth segments of an increasingly competitive industry.

    * THE MERGER SHOULD PROVIDE NSC ACCESS TO SOME 14,000 PRIME ACCOUNTS. NSC and StorageTek typically sell into the same Fortune 1000 accounts. STK has 19,000 installations; NSC has 5,000.

    * THE MERGER BETWEEN NETWORK SYSTEMS AND STORAGETEK WOULD BE THE FIRST MERGER BETWEEN A MAJOR ENTERPRISE STORAGE PROVIDER AND A LEADER IN HIGH-PERFORMANCE COMPUTER NETWORKING PRODUCTS. This would provide, for the first time, coverage of two quickly growing components of the marketplace: inter-networking and storage. The convergence of the two companies' strategy and vision for "enterprise-wide networking" is a unique synergy of the merger.

    * THE TWO COMPANIES EXPECT TO COMBINE SMOOTHLY. StorageTek has indicated that Tom Gooch, one of the top members of STK's management team, will augment the Network Systems management team and help ensure a smooth transition. In addition, the two companies' sales and customer support organizations have worked closely together through a joint marketing relationship since 1992. Network Systems Board of Directors believes these key organizations are well positioned to combine quickly and efficiently.

2. EVEN WITH THE REDUCED STOCK PRICE OF STK IN THE MARKETPLACE, THE NETWORK SYSTEMS BOARD OF DIRECTORS REAFFIRMS ITS OPINION THAT THE TERMS OF THE MERGER AGREEMENT ARE FAVORABLE FOR NETWORK SYSTEMS SHAREHOLDERS. THE
    BOARD BELIEVES THAT SHAREHOLDERS ARE BETTER SERVED BY THE UPSIDE POTENTIAL OF THE COMBINED ENTITIES THAN BY REMAINING INDEPENDENT.

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Discussion Points
- -continued-

    * The Board of Directors of Network Systems believes that there is significant risk to shareholders of remaining independent in a marketplace that is increasingly competitive and where Network Systems would have considerable difficulty in breaking into new, highly competitive segments of the internetworking marketplace without the depth and breadth of the resources StorageTek would provide.

    * The tax-free exchange of shares of .2618 shares of StorageTek for each Network Systems share would allow shareholders to continue to hold an equity interest in a larger, more diversified company.

3. THE BOARD OF NSC BELIEVES A MERGER WITH STORAGE TECHNOLOGY REPRESENTS A SYNERGISTIC BUSINESS OPPORTUNITY AS OPPOSED TO THE SUBSTANTIAL RISK INHERENT IN THE COMPANY REMAINING AN INDEPENDENT ENTITY.

    * THE COMPANY IS REALLY AT A FORK IN THE ROAD. TO REMAIN INDEPENDENT, THE BOARD BELIEVES NSC WOULD NEED TO BE RESTRUCTURED TO IMPROVE ITS NEAR-TERM PERFORMANCE BY DE-EMPHASIZING REVENUE GROWTH (HOLD TO A LOWER GROWTH PROFILE) AND REDUCING COSTS,INCLUDING RESEARCH AND DEVELOPMENT BUDGETS.

    * THE BOARD HAS DETERMINED THAT, IN THE ABSENCE OF A MERGER WITH STK, A NEW LEADER WITH AN EXPERTISE IN TURNAROUND SITUATIONS AND A STRATEGIC VISION FOR GROWTH WOULD BE REQUIRED TO AUGMENT NSC'S MANAGEMENT TEAM.

    * NETWORK SYSTEMS' NEW PRODUCTS OFFER OPPORTUNITY ALONG WITH SIGNIFICANT RISK. Although some new products (for example, Enterprise Routing Switch and Security Router) will be shipped shortly, the planned volume is anticipated to ramp up significantly throughout the year. The Company's 1995 Operating Plan is dependent in part upon the successful introduction of the new products and either delays in the introduction of these products or lack of acceptance by the market of these products would adversely affect the achievement of this Plan.

    * NSC'S NEW PRODUCTS WILL BE COMPETING WITH WELL ESTABLISHED MARKET PLAYERS WHOSE DEEP POCKETS AND ACCESS TO CUSTOMERS IS EXTREMELY FORMIDABLE. The Board believes without a merger the Company will need to hold to a lower growth profile.

    * MANY OF NETWORK SYSTEMS' EXISTING PRODUCTS ARE IN MATURE MARKETS AND ARE SUBJECT TO PRICE EROSION.

February 28, 1995